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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): JUNE 14, 2004





                          FIRSTWAVE TECHNOLOGIES, INC.
              -----------------------------------------------------
                  (Exact name of registrant as specified in its
                                    charter)





            Georgia                   0-21202                   58-1588291
-----------------------------     --------------          ---------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)            File Number)            Identification No.)




         2859 Paces Ferry Road, #1000
                Atlanta, Georgia                                  30339
-------------------------------------------------               ----------
    (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (770) 431-1200
                                                          ---------------



                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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     ITEM 5. OTHER EVENTS.

     On June 11, 2004, the Board of Directors of Firstwave Technologies, Inc., a Georgia corporation (the "Company") held a special meeting (the "Special Meeting") to consider the following:

     (i) to approve the sale and issuance of up to 7,500 shares of a new series of preferred stock, designated as the Series D Convertible Preferred Stock (the "Series D Stock"), at a purchase price of $100 per share of Series D Stock, convertible into common stock of the Company, no par value per share (the "Common Stock") at a conversion price of $3.00;

     (ii) to approve the reservation of 250,000 shares of Common Stock for issuance upon conversion of outstanding Series D Stock; and

     (iii) to approve an amendment to the Company's Amended and Restated Articles of Incorporation to add the designations of the Series D Stock.

     At the Special Meeting, the Board of Directors of the Company unanimously approved the proposals and authorized the officers of the Company to execute and file this Current Report on Form 8-K with the Securities and Exchange Commission as required upon closing of the Series D Stock offering.

     On June 14, 2004, the Company filed Articles of Amendment to its Amended and Restated Articles of Incorporation (including a Certificate of Designation describing the rights and preferences of the Series D Stock) with the Secretary of State of the State of Georgia, which provided for the classification and issuance of the Series D Stock and the reservation of 250,000 shares of Common Stock for conversion of the Series D Stock at a conversion price of $3.00 per share. The Series D Stock may be converted into Common Stock at the holder's option at any time after June 15, 2005 (or earlier upon the occurrence of certain events such as a sale of the Company). The Series D Stock ranks junior to the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock with respect to payment upon liquidation and dividends. Under the Company's Amended and Restated Articles of Incorporation, and under the Georgia Business Corporation Code, a shareholder vote was not required. The Articles of Amendment (including the Series D Stock Certificate of Designation) is attached hereto as Exhibit 3.1.

     From June 14, 2004 to June 17, 2004, the Company entered into Series D Convertible Preferred Stock Purchase Agreements with a limited number of investors in a private placement (the "Private Placement") exempt from the registration requirements under the Securities Act of 1933, as amended (the "Act") in reliance upon Section 4(2) of the Act and Regulation D promulgated thereunder. Each purchaser of Series D Stock represented to the Company that such purchaser is an "accredited investor" as defined in Regulation D, and made other representations and agreements in connection with the issuance and sale of the Series D Stock which support exemptions from registration under the Act. The Series D Stock was sold to a total of 13 investors and no advertising or other general publicity was employed by the Company in connection with the Private Placement.

     In connection with the Private Placement, the Company agreed to sell a total of 7,000 shares of the Series D Stock at a price per share of $100 for an aggregate amount of $700,000 in gross proceeds to the Company. The Series D Stock sold in the Private Placement may be converted into 233,333 shares of Common Stock. The Series D Stock is convertible into Common Stock at a conversion price of $3.00 per share. There were no underwriting discounts or commissions payable by the Company in connection with the sale. The Company intends to use the net proceeds of the Private Placement for working capital and general corporate purposes. The form of the Series D Convertible Preferred Stock Purchase Agreement entered into by the Company and each purchaser of Series D Stock is attached hereto as Exhibit 10.1.

     On June 18, 2004, the Company issued a press release announcing the execution of the above-referenced documents in connection with the Private Placement, a copy of which is attached hereto as Exhibit 99.1.

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     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          None.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          None.

     (c)  EXHIBITS.

          3.1 Articles of Amendment, as filed with the Georgia Secretary of State on June 14, 2004, of the Amended and Restated Articles of Incorporation of the Company.

          10.1  Form of Series D Convertible Preferred Stock Purchase Agreement.

          99.1  Press Release of the Company, dated June 18, 2004.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FIRSTWAVE TECHNOLOGIES, INC.



                                         By:  /s/ Judith A. Vitale
                                            ------------------------------------
                                            Judith A. Vitale
                                            Chief Financial Officer
Date:  June 18, 2004

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                                  EXHIBIT INDEX

3.1 Articles of Amendment, as filed with the Georgia Secretary of State on June 14, 2004, of the Amended and Restated Articles of Incorporation of the Company.

10.1  Form of Series D Convertible Preferred Stock Purchase Agreement.

99.1  Press Release of the Company, dated June 18, 2004.